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                              LETTER OF TRANSMITTAL

                                  Regarding the
                                    Interests
                                       in

                             AUGUSTA PARTNERS, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated November ___, 1997



                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
              AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED
           BY THE PARTNERSHIP BY, 12:00 MIDNIGHT NEW YORK CITY TIME,
          ON WEDNESDAY, DECEMBER 31, 1997, UNLESS THE OFFER IS EXTENDED


          Complete This Letter Of Transmittal And Return Or Deliver To:

                                   PFPC Inc.
                                  P.O. Box 576
                            Claymont, Delaware 19703

                            Attn: Karen Castagna

                        For additional information call:
                             Phone: (888) 520-3277
                              Fax: (302) 791-2387


Ladies and Gentlemen:

            The undersigned hereby tenders to Augusta Partners, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Partnership"), the partnership interest in the Partnership or portion thereof held by the undersigned, described and specified below, upon the terms and conditions set forth in the offer to purchase, dated November ___, 1997 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this letter of transmittal (which together constituted the "Offer"). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Partnership to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

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            The undersigned hereby sells to the Partnership the partnership interest in the Partnership or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants the undersigned has full authority to sell the partnership interest in the Partnership or portion thereof tendered hereby and that the Partnership will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

            The undersigned recognizes that under certain circumstances set forth in the Offer, the Partnership may not be required to purchase any of the partnership interests in the Partnership or portions thereof tendered hereby.

            Payment of the cash portion of the purchase price for the partnership interest in the Partnership or portion thereof of the undersigned (the "Cash Payment") shall be sent to the undersigned by wire transfer to the undersigned's brokerage account at CIBC Oppenheimer Corp. ("CIBC Opco") unless the undersigned elects to receive such payment by check posted first class (at the sole risk of addressee) as based on the direction of the undersigned as indicated below. (The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to a partner's brokerage account, upon a withdrawal of such cash payment, CIBC Opco will subject such withdrawal to any fees the CIBC Opco would customarily assess upon the withdrawal of cash from a brokerage account.) (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering partner.) A promissory note reflecting the contingent payment portion of the purchase price will be deposited directly to the undersigned's brokerage account with CIBC Opco unless the undersigned elects below to have the promissory note delivered directly to the undersigned at the address set forth below. (Any amounts payable under this promissory note shall be paid to the undersigned in the same manner designated in this Letter of Transmittal for the Cash Payment.) The undersigned recognizes that payment of the portion of the purchase price which is subject to immediate payment is based on the unaudited net asset value as of December 31, 1997, of the partnership interest of the Partnership or portion thereof tendered, and that the contingent payment portion of the purchase price shall be determined upon completion of the audit of the Partnership's financial statements for 1997, and shall be paid within five business days thereafter in cash, anticipated to be completed not later than 60 days after the Partnership's fiscal year end.

            All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.


PART 1.   NAME AND ADDRESS:

            Name of partner:      ______________________________________________

            Address:              ______________________________________________

                                  ______________________________________________

                                  ______________________________________________

            Social Security No.
            or Taxpayer
            Identification No.:   __________________________

            Telephone Number:     (   )_____________________



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PART 2.   AMOUNT OF PARTNERSHIP INTEREST IN THE PARTNERSHIP TENDERED:

              [ ] Entire partnership interest

              [ ] Portion of partnership interest expressed in dollar value
                  (a minimum interest of $150,000 must be maintained)

                          $________________

PART 3.   PAYMENT INSTRUCTIONS.

            CASH PAYMENT.

            Cash payments will be wire transferred directly to the undersigned's brokerage account at CIBC Opco unless the undersigned elects (by checking the box below) to receive such cash payment by check. (The undersigned hereby represents and warrants that the undersigned understands that for cash payments wired directly to a partner's brokerage account, upon a withdrawal of such cash payment, CIBC Opco will subject such withdrawal to any fees that CIBC Opco would customarily assess upon the withdrawal of cash from a brokerage account.)

              [ ] Remit cash payments by check mailed first class (at the sole risk of addressee) to the address set forth above.

                  (Any payment in the form of marketable securities would be made by means of special arrangements with the tendering partner.)


             PROMISSORY NOTE.

             The promissory note reflecting the contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account at CIBC Opco unless the undersigned elects (by checking the box below) to have the promissory note delivered by first class mail directly to the undersigned at the address set forth above.

               [ ] Deliver promissory note to the address set forth above.



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PART 4.  SIGNATURE.
FOR INDIVIDUAL INVESTORS:                 FOR INVESTORS OTHER THAN INDIVIDUALS:



_________________________________         ____________________________________
Signature                                 Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION AGREEMENT)



_________________________________         ____________________________________
Print Name of Investor                    Signature
                                          (SIGNATURE OF OWNER(S) EXACTLY
                                          AS APPEARED ON SUBSCRIPTION AGREEMENT)



                                          ____________________________________
                                          Print Name of Signatory and Title



                                          ____________________________________
                                          Co-signatory (or Joint Tenant
                                          Signature) if necessary
                                          (SIGNATURE OF OWNER(S) EXACTLY
                                          AS APPEARED ON SUBSCRIPTION AGREEMENT)



                                          ____________________________________
                                          Print Name of Co-signatory (or
                                          Joint Tenant)



Dated: December __, 1997



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